Exhibit 99.1

FOR IMMEDIATE RELEASE	Nasdaq: NSIT

Insight Enterprises, Inc. Reports first QUARTER

2021 results

TEMPE, AZ – May 6, 2021 – Insight Enterprises, Inc. (Nasdaq: NSIT) (the “Company”) today reported financial results for the quarter ended March 31, 2021.  Highlights include:

•	Net sales increased 2% year over year to $2.2 billion
•	Earnings from operations increased 27% to $67.0 million
•	Adjusted earnings from operations increased 3% to $68.3 million
•	Diluted earnings per share of $1.18 increased 24% year over year
•	Adjusted diluted earnings per share of $1.30 was flat with prior year

In the first quarter of 2021, net sales increased 2%, year over year. Gross profit also increased 2% while gross margin contracted 10 basis points compared to the first quarter of 2020.  Earnings from operations of $67.0 million increased 27% compared to $52.9 million in the first quarter of 2020.  Adjusted earnings from operations of $68.3 million increased 3% compared to $66.6 million in the first quarter of 2020.  Diluted earnings per share for the quarter was $1.18, up 24%, year over year, and adjusted diluted earnings per share was $1.30, flat year to year.

“In the first quarter, with the launch of COVID-19 vaccines, parts of the world began to awaken from the year long quarantine and economic pause.  I’m happy to report that our business returned to organic top line growth year over year in the first quarter,” stated Ken Lamneck, President and Chief Executive Officer.  “Largely consistent gross margins, year over year, combined with operating leverage drove earnings from operations up 27% and Adjusted earnings from operations up 3%.  Our performance for the quarter sets a good base for what we expect will be a strong year.” stated Lamneck.

KEY HIGHLIGHTS

•	Consolidated net sales for the first quarter of 2021 of $2.19 billion increased 2%, year over year, when compared to the first quarter of 2020.
•	Net sales in North America decreased 1%, year to year, to $1.65 billion;
•	Net sales in EMEA increased 14%, year over year, to $478.8 million; and
•	Net sales in APAC increased 17%, year over year, to $59.5 million.
•

Excluding the effects of fluctuating foreign currency exchange rates, consolidated net sales were flat, year to year, with growth in net sales in EMEA and APAC of 5% and 2%, respectively, year over year, partially offset by a decline in North America of 2%, year to year.

•	Consolidated gross profit increased to $331.5 million, an increase of 2% compared to the first quarter of 2020, with consolidated gross margin contracting 10 basis points to 15.1% of net sales.
•	Gross profit in North America decreased 1%, year to year, to $253.5 million (15.3% gross margin);
•	Gross profit in EMEA increased 12%, year over year, to $66.0 million (13.8% gross margin); and
•	Gross profit in APAC increased 24%, year over year, to $12.0 million (20.1% gross margin).
•

Excluding the effects of fluctuating foreign currency exchange rates, consolidated gross profit was flat, year to year, with gross profit growth in EMEA and APAC of 3% and 10%, respectively, year over year, partially offset by a decline in North America of 4%, year to year.

- MORE -

Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

•	Consolidated earnings from operations increased 27% compared to the first quarter of 2020 to $67.0 million, or 3.1% of net sales.
•	Earnings from operations in North America increased 27%, year over year, to $53.9 million, or 3.3% of net sales;
•	Earnings from operations in EMEA increased 21%, year over year, to $10.1 million, or 2.1% of net sales; and
•	Earnings from operations in APAC increased 37%, year over year, to $3.0 million, or 5.1% of net sales.
•

Excluding the effects of fluctuating foreign currency exchange rates, consolidated earnings from operations increased 22%, year over year, with increased earnings from operations in North America, EMEA and APAC of 24%, 9% and 23%, respectively, year over year.

•	Adjusted earnings from operations increased 3% compared to the first quarter of 2020 to $68.3 million, or 3.1% of net sales.
•	Adjusted earnings from operations in North America decreased 2%, year to year, to $54.1 million, or 3.3% of net sales;
•	Adjusted earnings from operations in EMEA increased 23%, year over year, to $11.1 million, or 2.3% of net sales; and
•	Adjusted earnings from operations in APAC increased 35%, year over year, to $3.1 million, or 5.3% of net sales.
•	Consolidated net earnings and diluted earnings per share for the first quarter of 2021 were $43.2 million and $1.18, respectively, at an effective tax rate of 23.8%.
•	Adjusted consolidated net earnings and Adjusted diluted earnings per share for the first quarter of 2021 were $46.5 million and $1.30, respectively.

In discussing financial results for the three months ended March 31, 2021 and 2020 in this press release, the Company refers to certain financial measures that are adjusted from the financial results prepared in accordance with United States generally accepted accounting principles (“GAAP”).  When referring to non-GAAP measures, the Company refers to such measures as “Adjusted.”  See “Use of Non-GAAP Financial Measures” for additional information.  A tabular reconciliation of financial measures prepared in accordance with GAAP to the non-GAAP financial measures is included at the end of this press release.

In some instances, the Company refers to changes in net sales, gross profit and earnings from operations on a consolidated basis and in North America, EMEA and APAC excluding the effects of fluctuating foreign currency exchange rates.  In computing these changes and percentages, the Company compares the current year amount as translated into U.S. dollars under the applicable accounting standards to the prior year amount in local currency translated into U.S. dollars utilizing the weighted average translation rate for the current period.

The tax effect of Adjusted amounts referenced herein were computed using the statutory tax rate for the taxing jurisdictions in the operating segment in which the related expenses were recorded, adjusted for the effects of valuation allowances on net operating losses in certain jurisdictions.

- MORE -

Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Stock repurchase

On May 3, 2021, the Company’s Board of Directors authorized the Company to increase amounts available under the existing stock repurchase program, pursuant to which the Company may purchase up to an aggregate of $125 million of the Company's common stock, including $25 million that was previously authorized in February 2020.  The Company's share repurchases will be made on the open market, through block trades, through 10b5-1 plans or otherwise. The number of shares purchased, and the timing of the purchases will be based on working capital requirements, general business conditions and other factors. The Company intends to retire the repurchased shares.

guidance

For the full year 2021, the Company expects to deliver net sales growth in the 4% to 8% range and Adjusted diluted earnings per share is expected to be between $6.60 and $6.80.  This forecast is unchanged from the previously communicated outlook.

This outlook assumes

•	interest expense between $25 million and $28 million;
•	an effective tax rate of 25% to 26% for the full year 2021;
•	capital expenditures of $75 to $85 million, including the build out of our new corporate headquarters; and
•	an average share count for the full year of approximately 36 million shares.

This outlook excludes acquisition-related intangibles amortization expense of approximately $32 million and the non-cash convertible debt discount and issuance costs, reported as part of interest expense, of approximately $12 million and assumes no acquisition-related or severance and restructuring expenses.  Due to the inherent difficulty of forecasting some of these types of expenses, which impact net earnings and diluted earnings per share, the Company is unable to reasonably estimate the impact of such expenses, if any, to net earnings and diluted earnings per share.  Accordingly, the Company is unable to provide a reconciliation of GAAP to non-GAAP diluted earnings per share for the full year 2021 forecast.

Conference Call and Webcast

The Company will host a conference call and live web cast today at 9:00 a.m. ET to discuss first quarter 2021 results of operations.  A live web cast of the conference call (in listen-only mode) will be available on the Company’s web site at http://investor.insight.com/, and a replay of the web cast will be available on the Company’s web site for a limited time following the call.  To access the live conference call, please register in advance using this event link.  Upon registering, participants will receive dial-in information via email, as well as a unique registrant ID, event passcode, and detailed instructions regarding how to join the call.

- MORE -

Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Use of NON-GAAP Financial Measures

The non-GAAP financial measures are referred to as “Adjusted”.  Adjusted consolidated earnings from operations, Adjusted consolidated net earnings and Adjusted diluted earnings per share exclude (i) severance and restructuring expenses, (ii) certain acquisition and integration related expenses, (iii) amortization of intangible assets, and (iv) the tax effects of each of these items, as applicable. Adjusted consolidated net earnings and Adjusted diluted earnings per share also exclude amortization of debt discount and issuance costs associated with the issuance of the Company’s convertible senior notes due 2025. The Company excludes these items when internally evaluating earnings from operations, tax expense, net earnings and diluted earnings per share for the Company and earnings from operations for each of the Company’s operating segments.  Adjusted diluted earnings per share also includes the impact of the benefit from the note hedge where the Company’s average stock price for the first quarter of 2021 was in excess of $68.32, which is the initial conversion price of the convertible senior notes.  Adjusted EBITDA adds back (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization of property and equipment, (iv) amortization of intangibles, (v) non-cash stock based compensation (vi) severance and restructuring expenses and (vii) certain acquisition and integration related expenses. Adjusted free cash flow is the Company’s net cash provided by operating activities adjusted for (i) purchases of property and equipment and (ii) the net borrowings or repayments under the inventory financing facilities.  Adjusted return on invested capital (“ROIC”) excludes (i) severance and restructuring expenses, (ii) certain acquisition and integration related expenses, (iii) impairment of construction in progress, (iv) loss on sale of property, (v) litigation settlement proceeds, and (vi) the tax effects of each of these items, as applicable.

These non-GAAP measures are used by the Company and its management to evaluate financial performance against budgeted amounts, to calculate incentive compensation, to assist in forecasting future performance and to compare the Company’s results to those of the Company’s competitors.  The Company believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and the Company’s competitors’ results and assist in forecasting performance for future periods.  These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies.  Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

- MORE -

Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Financial Summary Table

(dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2021	2020	change
Insight Enterprises, Inc.
Net sales:
Products	$1,893,020	$1,848,316	2%
Services	$300,048	$295,735	1%
Total net sales	$2,193,068	$2,144,051	2%
Gross profit	$331,474	$325,336	2%
Gross margin	15.1%	15.2%	(10 bps)
Selling and administrative expenses	$271,190	$268,863	1%
Severance and restructuring expenses	$(6,740)	$2,144	(> 100%)
Acquisition and integration related expenses	$—	$1,466	*
Earnings from operations	$67,024	$52,863	27%
Net earnings	$43,168	$33,961	27%
Diluted earnings per share	$1.18	$0.95	24%

North America
Net sales:
Products	$1,418,227	$1,433,649	(1%)
Services	$236,554	$240,732	(2%)
Total net sales	$1,654,781	$1,674,381	(1%)
Gross profit	$253,489	$256,928	(1%)
Gross margin	15.3%	15.3%	—
Selling and administrative expenses	$206,806	$211,203	(2%)
Severance and restructuring expenses	$(7,238)	$2,122	(> 100%)
Acquisition and integration related expenses	$—	$1,262	*
Earnings from operations	$53,921	$42,341	27%

Sales Mix			**
Hardware	67%	68%	(2%)
Software	19%	18%	1%
Services	14%	14%	(2%)
	100%	100%	(1%)

EMEA
Net sales:
Products	$430,394	$376,051	14%
Services	$48,442	$42,835	13%
Total net sales	$478,836	$418,886	14%
Gross profit	$66,035	$58,774	12%
Gross margin	13.8%	14.0%	(20 bps)
Selling and administrative expenses	$55,447	$50,244	10%
Severance and restructuring expenses	$498	$6	> 100%
Acquisition and integration related expenses	$—	$204	*
Earnings from operations	$10,090	$8,320	21%

Sales Mix			**
Hardware	41%	42%	12%
Software	49%	48%	17%
Services	10%	10%	13%
	100%	100%	14%

*	Percentage change not considered meaningful.
**	Change in sales mix represents growth/decline in category net sales on a U.S. dollar basis and does not exclude the effects of fluctuating foreign currency exchange rates.

- MORE -

Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Financial Summary Table (continued)

(dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2021	2020	change
APAC
Net sales:
Products	$44,399	$38,616	15%
Services	$15,052	$12,168	24%
Total net sales	$59,451	$50,784	17%
Gross profit	$11,950	$9,634	24%
Gross margin	20.1%	19.0%	110 bps
Selling and administrative expenses	$8,937	$7,416	21%
Severance and restructuring expenses	$—	$16	*
Earnings from operations	$3,013	$2,202	37%

Sales Mix			**
Hardware	16%	15%	23%
Software	59%	61%	13%
Services	25%	24%	24%
	100%	100%	17%

*	Percentage change not considered meaningful.
**	Change in sales mix represents growth/decline in category net sales on a U.S. dollar basis and does not exclude the effects of fluctuating foreign currency exchange rates.

- MORE -

Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Forward-Looking Information

Certain statements in this release and the related conference call, web cast and presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements, including those related to our future responses to and the potential impact of coronavirus strain COVID-19 (“COVID-19”) on our Company, the Company’s future financial performance and results of operations, the Company’s anticipated effective tax rate, capital expenditures, expected average share count, the Company’s expectations regarding cash flow, the Company’s expectations regarding current supply constraints, future trends in the IT market, including due to COVID-19, our business strategy and our strategic initiatives, are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified.  Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  There can be no assurances that the results discussed by the forward-looking statements will be achieved, and actual results may differ materially from those set forth in the forward-looking statements.  Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements, include, but are not limited to, the following, which are discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020:

•	actions of the Company’s competitors, including manufacturers and publishers of products the Company sells;
•

the Company’s reliance on partners for product availability, competitive products to sell and marketing funds and purchasing incentives, which can change significantly in the amounts made available and in the requirements year over year;

•

the duration and severity of the COVID-19 pandemic and its effects on the Company’s business, results of operations and financial condition, as well as the widespread outbreak of any other illnesses or communicable diseases;

•	general economic conditions, economic uncertainties and changes in geopolitical conditions;
•	changes in the IT industry and/or rapid changes in technology;
•	supply constraints for devices;
•	accounts receivable risks, including increased credit loss experience or extended payment terms with the Company’s clients;
•	the Company’s reliance on independent shipping companies;
•	the risks associated with the Company’s international operations;
•	natural disasters or other adverse occurrences;
•	disruptions in the Company’s IT systems and voice and data networks;
•	cyberattacks or breaches of data privacy and security regulations;
•	intellectual property infringement claims and challenges to the Company’s registered trademarks and trade names;
•	legal proceedings, including PCM related litigation, client audits and failure to comply with laws and regulations;
•	failure to comply with the terms and conditions of the Company’s commercial and public sector contracts;
•	exposure to changes in, interpretations of, or enforcement trends related to tax rules and regulations;
•	the Company’s potential to draw down a substantial amount of indebtedness;
•	the conditional conversion feature of the convertible notes, which if triggered, may adversely affect the Company’s financial condition and operating results;
•	the accounting method for convertible debt securities that may be settled in cash, such as the convertible notes, could have a material effect on the Company’s reported financial results;
•	the Company is subject to counterparty risk with respect to the convertible note hedge transactions;
•	risks associated with the discontinuation of LIBOR as a benchmark rate;
•	increased debt and interest expense and availability of funds under the Company’s financing facilities;
•	possible significant fluctuations in the Company’s future operating results as well as seasonality and variability in customer demands;
•	the Company’s dependence on certain key personnel;
•	risks associated with the integration and operation of acquired businesses, including the achievement of expected synergies and benefits; and
•	future sales of the Company’s common stock or equity-linked securities in the public market could lower the market price for our common stock.

- MORE -

Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the SEC.  Any forward-looking statements in this release, the related conference call, webcast and presentation speak only as of the date on which they are made and should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others.  The Company assumes no obligation to update, and, except as may be required by law, does not intend to update, any forward-looking statements.  The Company does not endorse any projections regarding future performance that may be made by third parties.

Contact:	Glynis Bryan
Chief Financial Officer
Tel. 480.333.3390
Email glynis.bryan@insight.com

- MORE -

Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Net sales:
Products	1,893,020	$1,848,316
Services	300,048	295,735
Total net sales	2,193,068	2,144,051
Costs of goods sold:
Products	1,721,258	1,670,238
Services	140,336	148,477
Total costs of goods sold	1,861,594	1,818,715
Gross profit	331,474	325,336
Operating expenses:
Selling and administrative expenses	271,190	268,863
Severance and restructuring expenses, net	(6,740)	2,144
Acquisition and integration related expenses	—	1,466
Earnings from operations	67,024	52,863
Non-operating (income) expense:
Interest expense, net	9,969	11,826
Other expense (income), net	388	(1,563)
Earnings before income taxes	56,667	42,600
Income tax expense	13,499	8,639
Net earnings	$43,168	$33,961

Net earnings per share:
Basic	$1.23	$0.96
Diluted	$1.18	$0.95

Shares used in per share calculations:
Basic	35,199	35,233
Diluted	36,699	35,646

- MORE -

Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$138,753	$128,313
Accounts receivable, net	2,583,716	2,685,448
Inventories	253,297	185,650
Other current assets	177,927	177,039
Total current assets	3,153,693	3,176,450

Property and equipment, net	148,531	146,016
Goodwill	429,757	429,368
Intangible assets, net	239,833	246,915
Other assets	282,793	311,983
	$4,254,607	$4,310,732

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable – trade	$1,460,172	$1,461,312
Accounts payable – inventory financing facilities	309,075	356,930
Accrued expenses and other current liabilities	404,995	408,117
Current portion of long-term debt	830	1,105
Total current liabilities	2,175,072	2,227,464

Long-term debt	416,401	437,581
Deferred income taxes	33,963	33,209
Other liabilities	246,005	270,049
	2,871,441	2,968,303
Stockholders’ equity:
Preferred stock	—	—
Common stock	353	351
Additional paid-in capital	361,935	364,288
Retained earnings	1,036,413	993,245
Accumulated other comprehensive loss – foreign currency translation adjustments	(15,535)	(15,455)
Total stockholders’ equity	1,383,166	1,342,429
	$4,254,607	$4,310,732

- MORE -

Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net earnings	$43,168	$33,961
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	14,222	17,397
Provision for losses on accounts receivable	2,178	3,136
Non-cash stock-based compensation	4,716	4,409
Deferred income taxes	643	(509)
Amortization of debt discount and issuance costs	4,172	3,965
Other adjustments	(7,617)	1,297
Changes in assets and liabilities:
Decrease in accounts receivable	93,485	22,648
Increase in inventories	(67,946)	(48,332)
Decrease in other assets	16,759	57,241
(Decrease) increase in accounts payable	(25,315)	23,277
Decrease in accrued expenses and other liabilities	(35,759)	(25,364)
Net cash provided by operating activities	42,706	93,126
Cash flows from investing activities:
Proceeds from sale of assets held for sale	27,211	14,218
Purchases of property and equipment	(7,847)	(7,382)
Acquisitions, net of cash and cash equivalents acquired	—	(6,406)
Net cash provided by investing activities	19,364	430
Cash flows from financing activities:
Borrowings on ABL revolving credit facility	897,848	678,197
Repayments on ABL revolving credit facility	(921,848)	(788,443)
Net repayments under inventory financing facilities	(17,782)	(764)
Repurchases of treasury stock	—	(25,000)
Other payments	(7,485)	(5,756)
Net cash used in financing activities	(49,267)	(141,766)
Foreign currency exchange effect on cash, cash equivalents and restricted cash balances	(2,445)	(3,615)
Increase (decrease) in cash, cash equivalents and restricted cash	10,358	(51,825)
Cash, cash equivalents and restricted cash at beginning of period	130,582	116,297
Cash, cash equivalents and restricted cash at end of period	$140,940	$64,472

- MORE -

Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

Reconciliation of GAAP to non-GAAP Financial Measures

(In thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2021	2020
Adjusted Consolidated Earnings from Operations:
GAAP consolidated EFO	$67,024	$52,863
Amortization of intangible assets	8,041	10,108
Other	(6,740)	3,610
Adjusted non-GAAP consolidated EFO	$68,325	$66,581

Adjusted Consolidated Net Earnings:
GAAP consolidated net earnings	$43,168	$33,961
Amortization of intangible assets	8,041	10,108
Amortization of debt discount and issuance costs	2,983	2,831
Other	(6,740)	3,610
Income taxes on non-GAAP adjustments	(919)	(4,160)
Adjusted non-GAAP consolidated net earnings	$46,533	$46,350

Adjusted Diluted Earnings Per Share:
GAAP diluted EPS	$1.18	$0.95
Amortization of intangible assets	0.22	0.28
Amortization of debt discount and issuance costs	0.08	0.08
Other	(0.18)	0.10
Income taxes on non-GAAP adjustments	(0.03)	(0.11)
Impact of benefit from note hedge	0.03	—
Adjusted non-GAAP diluted EPS	$1.30	$1.30

Shares used in diluted EPS calculation	36,699	35,646
Impact of benefit from note hedge	(1,039)	—
Shares used in Adjusted non-GAAP diluted EPS calculation	35,660	35,646

Adjusted North America Earnings from Operations:
GAAP EFO from North America segment	$53,921	$42,341
Amortization of intangible assets	7,417	9,493
Other	(7,238)	3,384
Adjusted non-GAAP EFO from North America segment	$54,100	$55,218

Adjusted EMEA Earnings from Operations:
GAAP EFO from EMEA segment	$10,090	$8,320
Amortization of intangible assets	496	506
Other	498	210
Adjusted non-GAAP EFO from EMEA segment	$11,084	$9,036

- MORE -

Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

Reconciliation of GAAP to NON-GAAP Financial Measures (Continued)

(In thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2021	2020
Adjusted APAC Earnings from Operations:
GAAP EFO from APAC segment	$3,013	$2,202
Amortization of intangible assets	128	109
Other	—	16
Adjusted non-GAAP EFO from APAC segment	$3,141	$2,327

Adjusted EBITDA:
GAAP consolidated net earnings	$43,168	$33,961
Interest expense	10,086	11,918
Income tax expense	13,499	8,639
Depreciation and amortization of property and equipment	6,181	7,289
Amortization of intangible assets	8,041	10,108
Non-cash stock-based compensation	4,716	4,409
Other	(6,740)	3,610
Adjusted non-GAAP EBITDA	$78,951	$79,934

GAAP consolidated net earnings as a percentage of net sales	2.0%	1.6%
Adjusted non-GAAP EBITDA as a percentage of net sales	3.6%	3.7%

	Twelve Months Ended March 31,
	2021	2020
Adjusted return on invested capital:
GAAP consolidated EFO	$285,736	$236,418
Other	2,928	21,508
Adjusted non-GAAP consolidated EFO*	288,664	257,926
Income tax expense**	75,053	67,061
Adjusted non-GAAP consolidated EFO, net of tax	$213,611	$190,865
Average stockholders’ equity***	$1,269,282	$1,103,865
Average debt***	468,330	522,016
Average cash***	(111,766)	(110,957)
Invested Capital	$1,625,846	$1,514,924

Adjusted non-GAAP ROIC (from GAAP consolidated EFO) ****	13.01%	11.55%
Adjusted non-GAAP ROIC (from non-GAAP consolidated EFO) *****	13.14%	12.60%

*

The adjusted non-GAAP consolidated EFO amount used for the Adjusted non-GAAP ROIC calculation does not exclude amortization of intangible assets.  This calculation remains consistent with the metric utilized in management’s compensation plan.

**	Assumed tax rate of 26.0%.
***	Average of previous five quarters.
****	Computed as GAAP consolidated EFO, net of tax of $74,291 and $61,469 for the twelve months ended March 31, 2021 and 2020, respectively, divided by invested capital.
*****	Computed as Adjusted non-GAAP consolidated EFO, net of tax, divided by invested capital.

- ### -

Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958